Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Reaffirms 2011 Guidance, Provides 2012 Financial Guidance

•	7-10 percent organic revenue growth expected in 2012

•	Adjusted EBITDA margin expected to rise to 32 percent in 2012

ENGLEWOOD, Colo. (November 3, 2011) - IHS Inc. (NYSE: IHS), the leading global source of information and analysis, today announced it is reaffirming its 2011 revenue and adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) guidance as well as providing its financial guidance for the year ending November 30, 2012.

Outlook (forward-looking statement)
For the year ending November 30, 2011, IHS expects:

•	All-in revenue in a range of $1.307 billion to $1.337 billion;

•	All-in adjusted EBITDA in a range of $399 million to $407 million; and

•	Adjusted earnings per share (EPS) between $3.33 and $3.43 per diluted share.

For the year ending November 30, 2012, IHS expects:

•	All-in revenue in a range of $1.50 billion to $1.55 billion, including an organic growth rate expected to be between 7-10 percent;

•	All-in adjusted EBITDA in a range of $480 million to $495 million; and

•	Adjusted EPS between $3.84 and $4.01 per diluted share.

The above outlook assumes constant currencies and no further acquisitions, discontinued operations or unanticipated events. See discussion of adjusted EBITDA and non-GAAP financial measures at the end of this release.

Beginning in 2012, IHS expects to make a cash contribution to fund the company's U.S. defined benefit plan. Consequently, the company's 2012 adjusted EBITDA guidance reflects a $9 million impact.

The combined impact of 2011 discontinued operations and the 2012 cash contribution to the U.S.

pension plan to 2012 adjusted EBITDA is $11 million and to adjusted EPS is $0.11 per diluted share.

As previously announced, IHS will hold a conference call and webcast with its senior management team to further discuss 2012 financial guidance on Thursday, November 3, 2011 at 8:00 a.m. EDT. The conference call will be simultaneously webcast and related presentation materials can be found on the company's website at http://investor.ihs.com.

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About IHS (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information and insight in critical areas that shape today's business landscape, including energy and power; design and supply chain; defense, risk and security; environmental, health and safety (EHS) and sustainability; country and industry forecasting; and commodities, pricing and cost. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959 and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 5,400 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.  Copyright © 2011 IHS Inc.  All rights reserved.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as adjusted EBITDA and adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA excludes non-cash items, gains and losses on sales of assets, restructuring charges and other items that management does not utilize in assessing our operating performance (as further described in the attached financial schedules). Adjusted earnings per diluted share exclude similar non-cash items as adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the adjusted EBITDA and adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, adjusted EBITDA, and adjusted earnings per diluted share are also used by research analysts, investment bankers and lenders to assess our operating performance. For example, a measure similar to EBITDA is required by the lenders under our credit facility.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization) or (ii) items that management does not consider to be useful in assessing our operating performance (e.g., income taxes, restructurings and gain on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties-many of which are difficult to predict and generally beyond the control of IHS-that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.